Exhibit 99.3

DSS, Inc. and American Pacific Bancorp, Inc.

Condensed Combined Balance Sheet

(unaudited)

As of December 31, 2020

	Pre-Acquisition DSS, Inc. (Purchaser)	Record Purchase	Post-acquisition DSS, Inc. (Purchaser)	American Pacific Bancorp, Inc. (Target)	Proforma Adjustment (Note 1)	Proforma Adjustment (Note 2)	Consolidated Financials
ASSETS
Current Assets:
Cash	$5,183,000	$(40,000,000)	$(34,774,000)	$1,848,000	$-	$40,000,000	$7,031,000
Accounts Receivable	3,589,000	-	3,589,000	-	-	-	3,589,000
Loan Receivables	-	-	-	270,000	-	-	270,000
Loan Interest receivables	-	-	-	10,000	-	-	10,000
Inventory	1,955,000	-	1,955,000	-	-	-	1,955,000
Prepaid Expense and other current assets	1,192,000	-	1,192,000	24,000	-	-	1,216,000
Total Current Assets	12,450,000	(40,000,000)	(27,550,000)	2,152,000	-	40,000,000	14,602,000
Property plant and equipment, net	4,100,000	-	4,100,000	-	-	-	4,146,000
Investment	1,788,000	-	1,788,000	313,000	-	-	2,101,000
Investments - Equity Method	12,234,000	-	12,234,000	-	-	-	12,234,000
Investment in Target	-	40,000,000	40,000,000	-	(3,188,000)	(36,812,000)	-
Marketable securities	9,136,000	-	9,136,000	-	-	-	9,136,000
Notes Receivable	537,000	-	537,000	840,000	-	-	1,377,000
Non-current Assets held for sale - discontinued operations	790,000	-	790,000		-	-	790,000
Other assets	384,000	-	384,000	-	-	-	384,000
Right-of -use assets	182,000	-	182,000	-	-	-	182,000
Goodwill	26,862,000	-	26,862,000	-	-	16,945,000	43,807,000
Other intangible assets, net	23,456,000	-	23,456,000	-	-	-	23,456,000
Total Assets	$91,919,000	$-	$91,919,000	$3,305,000	$(3,188,000)	$20,133,000	$112,169,000

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Accounts Payable	$1,457,000	-	$1,457,000	$117,000	-	$-	$1,574,000
Accrued expenses and deferred revenue	5,260,000	-	5,260,000	-	-	-	5,260,000
Other current liabilities	1,435,000	-	1,435,000	-	-	-	1,435,000
Current liabilities held for Sale -discontinued operations	275,000	-	275,000	-	-	-	275,000
Revolving line of credit	-	-	-	-	-	-	-
Current portion of lease liabilities	167,000	-	167,000	-	-	-	167,000
Current portion of long-term debt, net	278,000	-	278,000	-	-	-	278,000
Total Current Liabilities	8,872,000	-	8,872,000	117,000	-	-	8,989,000
Long-term debt, net	1,976,000	-	1,976,000	-	-	-	1,976,000
Long term lease liability	15,000	-	15,000	-	-	-	15,000
Non-current liabilities held for sale - discontinued operations	505,000	-	505,000	-	-	-	505,000
Other long-term liabilities	507,000	-	507,000	-	-	-	507,000
Deferred tax liability, net	3,499,000	-	3,499,000	-	-	-	3,499,000
Total Liabilities	15,374,000	-	15,374,000	117,000	-	-	15,491,000

Stockholders’ Equity
Preferred Stock	1,000	-	1,000	5,000	(5,000)	-	1,000
Common Stock	116,000	-	116,000	55,000	(55,000)	-	116,000
Additional Paid in Capital	174,380,000	-	174,380,000	4,142,000	(4,142,000)	-	174,380,000
Accumulated Deficit	(101,382,000)	-	(101,382,000)	(1,014,000)	1,014,000	-	(101,382,000)
Total Stockholders’ Equity (Deficit)	73,115,000	-	73,115,000	3,188,000	(3,188,000)	-	73,115,000
Non-Controlling Interests	3,430,000	-	3,430,000	-	-	20,133,000	23,563,000
Total Stockholders’ Equity (Deficit)	$76,545,000	$-	$76,545,000	$3,188,000	$(3,188,000)	$20,133,000	$96,678,000
							-
Total Liabilities & Stockholders’ Equity	$91,919,000	$-	$91,919,000	$3,305,000	$(3,188,000)	$20,133,000	$112,169,000

			Debit	Credit

Note 1:	Elimination of APB equity	Investment in subsidiary		$3,188,000
		Accumulated Deficit		$1,014,000
		Common Stock	$55,000
		Preferred stock	$5,000
		Additional Paid in Capital	$4,142,000

Note 2:	Record goodwill	Goodwill	$16,945,000
		Cash	$40,000,000
		Investment in subsidiary		$36,812,000
		Non-Controlling Interests		$20,133,000

Note 3:	DSS, Inc. has engaged an independent valuation firm to value the assets of APB. For purposes of this proforma, and until the valuation is complete, a significant portion of the $40 million purchase price is included in goodwill.

DSS, Inc. and American Pacific Bancorp, Inc.

Condensed Combined Statement of Operations

(unaudited)

As of December 31, 2020

	DSS, Inc. (Purchaser)	American Pacific Bancorp, Inc. (Target)	Consolidated Proforma
Revenue:
Printed products	$13,000,000	$-	$13,000,000
Technology sales, services and licensing	2,085,000	-	2,085,000
Bank interest income	-	49,000	49,000
Direct marketing	2,326,000	-	2,326,000
Total revenue	17,411,000	49,000	17,460,000

Costs and expenses:
Cost of revenue, exclusive of depreciation and amortization	11,207,000	-	11,207,000
Selling, general and administrative (including stock based compensation)	15,867,000	370,000	16,237,000
Depreciation and amortization	1,084,000	-	1,084,000
Total costs and expenses	28,158,000	370,000	28,528,000
Operating loss	(10,747,000)	(321,000)	(11,068,000)

Other income (expense):
Interest income	69,000	-	69,000
Other income	1,000	3,000	4,000
Interest expense	(185,000)	-	(185,000)
Gain on extinguishment of debt	969,000	-	969,000
Amortization of deferred financing costs a debt discount	(8,000)	-	(8,000)
Dividends on preferred stock	-	(73,000)	(73,000)
(Loss) gain on investments	10,609,000	56,000	10,665,000
Loss on equity method investment	604,000	-	604,000
Loss from continuing operations before income taxes	1,312,000	(335,000)	977,000

Income tax benefit	1,774,000	-	1,774,000
Loss from continuing operations	3,086,000	(335,000)	2,751,000
Loss from discontinued operations, net of tax	1,668,000	-	1,668,000
Net loss	1,418,000	(335,000)	1,083,000

Loss from continuing operations attributed to noncontrolling interest	481,000	-	481,000

Net loss attributable to common stockholders	$1,899,000	$(335,000)	$1,564,000

DSS, Inc. and American Pacific Bancorp, Inc

Condensed Combined Statement of Operations

(unaudited)

For the Nine-Months Ended September 30, 2021

	DSS, Inc. (Purchaser)	American Pacific Bancorp, Inc. (Target)	Consolidated Proforma
Revenue:
Printed products	$10,652,000	$-	$10,652,000
Rental income	184,000	-	184,000
Bank interest income	-	62,000	62,000
Direct marketing	2,382,000	-	2,382,000
Total revenue	13,218,000	62,000	13,280,000

Costs and expenses:
Cost of revenue, exclusive of depreciation and amortization	9,513,000	-	9,513,000
Selling, general and administrative (including stock based compensation)	17,621,000	151,000	17,772,000
Depreciation and amortization	2,075,000	-	2,075,000
Total costs and expenses	29,209,000	151,000	29,360,000
Operating loss	(15,991,000)	(89,000)	(16,080,000)

Other income (expense):
Interest income	3,130,000	-	3,130,000
Other income	575,000	-	575,000
Interest expense	(157,000)	-	(157,000)
Gain on extinguishment of debt	116,000	-	116,000
Dividends on preferred stock	-	(111,000)	(111,000)
(Loss) gain on investments	(10,894,000)	(134,000)	(11,028,000)
Loss on equity method investment	(2,556,000)	-	(2,556,000)
Loss from continuing operations before income taxes	(25,777,000)	(334,000)	(26,111,000)

Income tax benefit	4,315,000	-	4,315,000
Loss from continuing operations	(21,462,000)	(334,000)	(21,796,000)
Income from discontinued operations, net of tax	2,129,000	-	2,129,000
Net loss	(19,333,000)	(334,000)	(19,667,000)

Loss from continuing operations attributed to noncontrolling interest	336,000	-	336,000

Net loss attributable to common stockholders	$(18,997,000)	$(334,000)	$(19,331,000)